THIRD AMENDMENT TO LEASE
THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of October 1, 2014 (the “Effective Date”) by and between 6200 STONERIDGE MALL ROAD INVESTORS LLC, a Delaware limited liability company (“Landlord”), and CALLIDUS SOFTWARE INC., a Delaware corporation (“Tenant”).
RECITALS
A.Landlord and Tenant have previously entered into that certain Office Lease Agreement dated March 30, 2010, as amended by that certain First Amendment to Lease dated October 20, 2010, and that certain Second Amendment to Lease dated as of December 27, 2011 (collectively, the “Existing Lease”), pursuant to which Tenant leases certain premises containing approximately forty-five thousand seven hundred ninety-nine (45,799) rentable square feet in the Building located at 6200 Stoneridge Mall Road, Pleasanton, California 94588 and as more particularly described therein (the “Premises”).
B.    Landlord and Tenant now desire to amend the Existing Lease to, among other things, provide for its early expiration, subject to each of the terms, conditions, and provisions set forth herein.
AGREEMENT
NOW THEREFORE, in consideration of the agreements of Landlord and Tenant herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	RECITALS
Landlord and Tenant acknowledge and agree the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2.	DEFINITIONS
As of the date hereof, all references to "the Lease" or "this Lease" in the Existing Lease or in this Third Amendment shall be deemed to refer to the Existing Lease, as amended by this Third Amendment. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Existing Lease.

3.	TERM
The parties acknowledge that the Term was previously scheduled to expire on July 31, 2017. Landlord and Tenant hereby agree that the Term is hereby amended such that the Expiration Date shall be the earlier to occur of (i) the date selected by Tenant following no less than fourteen (14) days prior written notice to Landlord, or (ii) February 16, 2015, unless sooner terminated in accordance with the terms and conditions of the Existing Lease. Any holding over shall be governed by the terms of Paragraph 35 of the Existing Lease. Any notice delivered by Tenant pursuant to clause (i) above shall be delivered to Landlord in accordance with Section 33 of the Existing Lease, with concurrent copies delivered by the same method to the following:
Workday, Inc.
6230 Stoneridge Mall Road, Suite 300
Pleasanton, California 94588
Attention: Director of Real Estate
- and -
Workday, Inc.
6230 Stoneridge Mall Road, Suite 300
Pleasanton, California 94588
Attention: General Counsel

- and -

Cooper Law Offices
495 Miller Avenue, Suite 305
Mill Valley, California 94941
Attention: Thomas E. Cooper, Esq.

4.	SURRENDER OF PREMISES
Notwithstanding anything to the contrary contained in the Existing Lease, including without limitation Paragraph 11 thereof, Tenant’s surrender obligations shall include and be limited to the following.
(a)    Tenant shall surrender of the Premises in good condition and repair (damage by acts of God, fire, and normal wear and tear excepted), broom clean and free of debris and otherwise in accordance with Paragraph 32(f) of the Existing Lease.
(b)    Tenant shall remove any of Tenant’s signage at the Project, and repair any damage caused by such removal.
(c)    Tenant shall remove the following property and equipment from the server room portion of the Premises and repair any damage caused by such removal: (i) UPS, UPS bypass and batteries; (ii) equipment racks (i.e., the “X-Large” racks and “Seimens” racks) and any equipment located therein; and (iii) electrical feeds for UPS back to the local distribution panel.
For the avoidance of doubt, Tenant shall not be required to (i) remove any of Tenant’s Property to be sold by Tenant to Workday, Inc., a Delaware corporation (“Workday”), which Workday has agreed to accept as of the Expiration Date, (ii) remove the supplemental HVAC (i.e., the Liebert A/C units) and supporting electrical, (iii) remove the security panels, equipment and monitor; (iv) remove pre-action system, (v) remove power distribution panel, or (vi) remove and restore any Alterations previously constructed by Tenant and not otherwise described above, including without limitation the restoration of the dropped ceiling in the first floor portion of the Premises; provided, however, in consideration of Landlord waiving Tenant’s obligation to restore the dropped ceiling in the first floor portion of the Premises, Tenant shall pay to Landlord the sum of Twenty Thousand Dollars ($20,000.00) within thirty (30) days following the Expiration Date as modified by Section 3 above.

5.	SECURITY DEPOSIT
Paragraph 7(f) of the Existing Lease is hereby amended such that the phrase therein which reads “shall be returned to Tenant within thirty (30) days after the later of the Expiration Date or Tenant’s vacation and surrender of the Leased Premises in accordance with the requirements of this Lease” is hereby revised to read “shall be returned to Tenant within thirty (30) days after Tenant’s vacation and surrender of the Leased Premises in accordance with the requirements of this Lease, but in no event prior to the Expiration Date”.

6.	ADDITIONAL LEASE MODIFICATIONS
The following Sections of the Existing Lease are hereby deleted, ab initio, and shall be of no further force or effect: Paragraph 54 (Renewal Option), Paragraph 55 (Right of First Offer), and Paragraph 56 (Termination Option).

7.	CONDITION PRECEDENT
The effectiveness of this Third Amendment is expressly contingent upon the satisfaction of Tenant entering into an agreement with Oracle America, Inc., to sublease certain premises located at 4140 Dublin Boulevard (the “Condition Precedent”). The Condition Precedent is for the benefit of Tenant only and may be waived by Tenant. Tenant shall provide Landlord written notice of the satisfaction, waiver or non-satisfaction of the Condition Precedent as soon as reasonably possible. In the event Tenant delivers a notice that the Condition Precedent has been satisfied (or is affirmatively waived by Tenant) or in the event Tenant fails to deliver any notice of non-satisfaction within ten (10) business days after the Effective Date, then the Condition Precedent shall be deemed to have been satisfied and/or waived. In the event Tenant delivers notice of non-satisfaction of the Condition Precedent within such ten (10) business day period, then this Third Amendment shall terminate, ab initio, and shall be of no further force or effect.

8.	MISCELLANEOUS
(a)    As amended hereby, the Existing Lease is hereby ratified and confirmed in all respects. In the event of any inconsistencies between the terms of this Third Amendment and the Existing Lease, the terms of this Third Amendment shall prevail.
(b)    Landlord represents that the Premises has not undergone inspection by a Certified Access Specialist (CASp). The foregoing verification is included in this Third Amendment solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect Landlord’s and Tenant’s respective responsibilities for compliance with construction-related accessibility standards as set forth in the Existing Lease.

(c)    Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker or finder in the negotiating or making of this Third Amendment so as to cause Landlord to be responsible for the payment of a brokerage commission, and Tenant shall indemnify and hold Landlord harmless from any claim or claims, and costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in conjunction with any claim or claims of any other broker or brokers to a commission in connection with this Third Amendment as a result of the actions of Tenant or its officers, agents or anyone acting on its behalf.
(d)    This Third Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors and assigns.
(e)    This Third Amendment may be executed in counterparts each of which counterparts when taken together shall constitute one and the same agreement.
(f)    Except as set forth in this Third Amendment, all terms and conditions of the Existing Lease shall remain in full force and effect. The Existing Lease and this Third Amendment, including the Exhibits and any Addenda attached hereto, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect.
Remainder of Page Intentionally Blank

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the date first above written.

Landlord:
6200 STONERIDGE MALL ROAD INVESTORS LLC,
a Delaware limited liability company
By: TPF Equity REIT Operating Partnership LP,
its sole member
By: TPF Equity REIT Operating Partnership GP LLC,
its general partner
By: /s/ Timothy J. Cahill
Name: Timothy J. Cahill
Title: Executive Director – Asset Management

By: /s/ Thomas Enger
Name: Thomas Enger
Title: Executive Director

Tenant:	CALLIDUS SOFTWARE INC., a Delaware corporation By: /s/ Bob Corey Name: Bob Corey Title: CFO